Exhibit 23




                         CONSENT OF INDEPENDENT ACCOUNTS


         We hereby consent to the incorporation by reference in Registration Nos. 333-21489 and 333-21491 on Forms S-8 of our report dated March 5, 2002 appearing in this Annual Report on Form 10-K of Systemax Inc. for the year ended December 31, 2001.



/s/ Deloitte & Touche LLP


New York, New York
April 1, 2002